                                                                    EXHIBIT 24.1


                                                               February 20, 1996



                               POWER OF ATTORNEY


H. P. Burg
N. C. Ashcom
 c/o Ohio Edison Company
     76 South Main Street
     Akron, Ohio 44308

J. H. Byington
M. F. Cusick
 c/o Winthrop, Stimson, Putnam & Roberts
     One Battery Park Plaza
     New York, New York 10004


Dear Sirs:

                 Ohio Edison Company (the "Company") and Ohio Edison Financing Trust II (the "Issuer") propose to file with the Securities and Exchange Commission a registration statement or registration statements on Form S-4 under the Securities Act of 1933 with respect to the issuance of ___% Trust Originated Preferred Securities by the Issuer and the issuance of ___% Junior Subordinated Debentures Due 2016 by the Company to the Issuer in connection with an exchange offer for outstanding shares of the Company's 7.75% Class A Preferred Stock.
                 The undersigned directors and officers of said Company, individually as a director and/or as an officer of said Company, hereby make, constitute and appoint each of you the true and lawful attorney for each of the undersigned, and in each of the names, places and steads of the undersigned, and hereby authorize you or any one of you to execute, as such attorney-in-fact for each of the undersigned directors and officers, and cause to be filed with said Commission, said registration statement and any appropriate amendment or amendments thereto, to be accompanied by a prospectus and any appropriately amended prospectus and by any necessary exhibits.

                                       Very truly yours,


/s/ WILLARD R. HOLLAND                             /s/ CAROL A. CARTWRIGHT
WILLARD R. HOLLAND                                 CAROL A. CARTWRIGHT


/s/ DONALD C. BLASIUS                              /s/ ROBERT L. LOUGHHEAD
DONALD C. BLASIUS                                  ROBERT L. LOUGHHEAD


/s/ ROBERT H. CARLSON                              /s/ GLENN H. MEADOWS
ROBERT H. CARLSON                                  GLENN H. MEADOWS


/s/ ROBERT M. CARTER                               /s/ PAUL J. POWERS
ROBERT M. CARTER                                   PAUL J. POWERS


/s/ CHARLES W. RAINGER                             /s/ GEORGE M. SMART
CHARLES W. RAINGER                                 GEORGE M. SMART


/s/ JESSE T. WILLIAMS, SR.                         /s/ H. PETER BURG
JESSE T. WILLIAMS, SR.                             H. PETER BURG


/s/ RUSSELL W. MAIER
RUSSELL W. MAIER


                                      -2-